UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

SUPREME INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SUPREME INDUSTRIES, INC.

2581 East Kercher Road

Goshen, IN  46528

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 6, 2015

To Stockholders of

SUPREME INDUSTRIES, INC.:

The annual meeting of stockholders of Supreme Industries, Inc. (the “Company”) will be held at the Elcona Country Club located at 56784 County Road 21, Bristol, Indiana, on May 6, 2015, at 9:00 a.m. Eastern Time for the following purposes:

1.              To elect ten directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.              To ratify the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm; and

3.              To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only stockholders of record at the close of business on April 6, 2015, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

By Order of the Board of Directors

Goshen, Indiana	William J. Barrett
April 10, 2015	Secretary

SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to owners of the Company’s common stock, par value $.10 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Elcona Country Club located at 56784 County Road 21, Bristol, Indiana, on May 6, 2015 at 9:00 a.m. Eastern Time, or at any adjournment thereof.  For directions, please call 574.642.4888, Ext. 447. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s stockholders on or about April 10, 2015.

The expense of proxy solicitation will be borne by the Company.  The Company’s officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation efforts, however, the Company will reimburse such persons for all accountable costs so incurred.

A copy of the 2014 Annual Report to Stockholders of the Company for its fiscal year ended December 27, 2014, is being mailed with this Proxy Statement to all such stockholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 6, 2015

This Proxy Statement, the accompanying proxy card, and our 2014 Annual Report to Stockholders are available at www.investor.supremecorp.com/Annual_Reports_Proxy_Statements.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 6, 2015, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 14,867,110 shares of Class A Common Stock and 1,742,482 shares of Class B Common Stock of the Company issued and outstanding.  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each of the Class A Common Stock and the Class B Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the Annual Meeting to elect a Board of Directors, and to ratify the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy that is validly executed but on which no directions are specified will be voted for the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the Annual Meeting and vote in person, in which event the proxy will be revoked.

The Company’s Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock.  No shares of the preferred stock are outstanding.  In voting on all matters expected to come before the Annual Meeting, a stockholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.  The holders of the Class A Common Stock will be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of the Class B Common Stock will be entitled to elect the remaining directors.  The Class A directors are elected by majority vote of shares held by holders of Class A Common Stock attending in person or represented by proxy and entitled to vote at the Annual Meeting.  The Class B directors are elected by plurality vote of the holders of Class B Common Stock attending in person or represented by proxy and entitled to vote at the Annual Meeting.

The ratification of the selection of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015, must be approved by majority vote of the combined shares of the Class A Common Stock and Class B Common Stock held by the holders of such Class A Common Stock and Class B Common Stock attending in person or represented by proxy and entitled to vote at the Annual Meeting.

The Company’s Certificate of Incorporation prohibits cumulative voting.  Abstentions are voted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.  In the election of the Class B directors, votes withheld will have no effect on the outcome of the vote.  In the election of the Class A directors and the vote on the ratification of the selection of our independent registered public accounting firm abstentions will have the effect of a vote “against” the proposal.  Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions from a stockholder as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” for purposes of determining whether a quorum exists so long as the brokers have discretionary voting authority for at least one matter to be voted on at the Annual Meeting.  However, broker non-votes are not considered to be shares entitled to vote and will not affect the outcome of any vote.

Brokers are not permitted to vote stockholders’ shares for the election of directors. Therefore, we urge all stockholders to give voting instructions to their brokers on all voting items.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to management to be the beneficial owners as of April 6, 2015, of more than five percent (5%) of the Company’s Class A or Class B Common Stock.  Such tabulation also sets forth the number of shares of the Company’s Class A or Class B Common Stock beneficially owned as of April 6, 2015 by all of the Company’s directors and nominees, named executive officers, and all directors and officers of the Company as a group.  Except as set forth below, persons having direct beneficial ownership of the Company’s Common Stock possess the sole voting and dispositive power in regard to such stock.  Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B Common Stock is deemed to be beneficial ownership of Class A Common Stock under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As of April 6, 2015 there were 14,867,110 shares of Class A Common Stock and 1,742,482 shares of Class B Common Stock outstanding.

The following tabulation also includes shares of Class A Common Stock covered by outstanding vested options granted under the Company’s 2012 Long-Term Incentive Plan and 2004 and 2001 Stock Option Plans, which options are collectively referred to as “Stock Options.”  The Stock Options have no voting or dividend rights until such time as the options are exercised.

Name and Address of Beneficial Owner	Title Class	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Heartland Advisors, Inc.	Class A	1,450,000(2)	9.8%
789 North Water Street
Milwaukee, WI 53202

Wilen Investment Management Corp.	Class A	1,042,985(3)	7.0%
14551 Meravi Drive
Bonita Springs, FL 34135

Dimensional Fund Advisors LP	Class A	760,654(4)	5.1%
6300 Bee Cave Road
Austin, TX 78746

First Manhattan Co.	Class A	740,642(5)	5.0%
399 Park Avenue
New York, NY 10022

William J. Barrett	Class A	1,895,868(6)(7)(11)	12.8%
P.O. Box 6199	Class B	902,856(7)	51.8%
Fair Haven, NJ 07704

Herbert M. Gardner	Class A	1,131,327(6)(8)(11)	7.6%
2581 East Kercher Road	Class B	654,378(8)	37.6%
Goshen, IN 46528

Edward L. Flynn	Class A	317,592(9)	2.1%
7511 Myrtle Avenue
Glendale, NY 11385

Robert J. Campbell	Class A	170,634(10)(11)	1.2%
455 CR 1138	Class B	50,001	2.9%
Cumby, TX 75433

Mark D. Weber	Class A	168,400	1.1%
2581 East Kercher Road
Goshen, IN 46528

Mark C. Neilson	Class A	111,817	*
7140 Calabria Court
San Diego, CA 92122

Matthew W. Long	Class A	78,799	*
2581 East Kercher Road
Goshen, IN 46528

Michael L. Oium	Class A	53,079(6)	*
2581 East Kercher Road
Goshen, IN 46528

Peter D. Barrett	Class A	52,910	*
1229 Ridgedale Road	Class B	29,467	1.7%
South Bend, IN 46614

Arthur J. Gajarsa	Class A	35,372	*
P.O. Box 226
Holderness, NH 03245

Thomas B. Hogan, Jr.	Class A	28,542	*
8054 Whisper Lake Lane West
Ponte Verda Beach FL 32082

Wayne A. Whitener	Class A	23,596	*
101 E. Park Blvd.
Suite 955
Plano, TX 75074

All directors and officers as a group of 12 persons	Class A	4,067,936(6)(7)(8)(9)(10)(11)	27.4%
	Class B	1,636,702(7)(8)	93.9%

* Less than 1%

(1)  The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act.  In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options and ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such Stock Options and Class B Common Stock.

(2)  Heartland Advisors, Inc. (“Heartland”) filed a Schedule 13G/A on February 13, 2015, reporting that Heartland and William J. Nasgovitz, President of Heartland, own and have shared voting and dispositive power over 1,450,000 shares of Class A Common Stock.  All information presented above relating to Heartland is based solely on the Schedule 13G/A.

(3)  Wilen Investment Management Corp. (“Wilen”) filed a Schedule 13G/A on January 27, 2015, reporting that Wilen owns and has sole voting and dispositive power over 1,042,985 shares of Class A Common Stock.  All information presented above relating to Wilen is based solely on the Schedule 13G/A.

(4)  Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G on February 5, 2015, reporting that Dimensional has sole voting power over 731,196 shares of Class A Common Stock and sole dispositive power over 760,654 shares of Class A Common Stock.  All information presented above relating to Dimensional is based solely on the Schedule 13G.

(5)  First Manhattan Co. (“First Manhattan”) filed a Schedule 13G/A on February 11, 2015, reporting that First Manhattan has shared voting power over 701,169 shares of Class A Common Stock and shared dispositive power over 740,642 shares of Class A Common Stock.  All information presented above relating to First Manhattan is based solely on the Schedule 13G/A.

(6)  Includes the number of shares of Class A Common Stock set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of stock options under the Company’s 2004 and 2001 Stock Option Plans.

Stock
Options

William J. Barrett	82,573

Herbert M. Gardner	79,361

Michael L. Oium	1,953

All directors and officers as a group of 12 persons	163,887

(7)  Includes 115,439 shares of Class A Common Stock and 16,857 shares of Class B Common Stock owned by Mr. Barrett’s wife.  Mr. Barrett has disclaimed beneficial ownership of these shares.

(8)  Includes 10,969 shares of Class A Common Stock and 66,516 shares of Class B Common Stock owned by a generation skipping marital trust under the will of Mary K. Gardner, Mr. Gardner’s late wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(9)  Includes 39,505 shares of Class A Common Stock owned beneficially by Mr. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(10)  Includes 250 shares of Class A Common Stock owned beneficially by Mr. Campbell’s wife as custodian for their children.  Mr. Campbell has disclaimed beneficial ownership of these shares.

(11)  Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into shares of Class A Common Stock.

Depositories such as The Depository Trust Company (Cede & Company) as of April 6, 2015 held, in the aggregate, more than 5% of the Company’s then outstanding Class A Common Stock.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  Except as noted in the table above, the Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified.

Of the persons named below, Messrs. Flynn, Neilson, and Weber have been nominated by the independent directors of the Board of Directors for election by the holders of Class A Common Stock, and the remaining persons have been nominated by the independent directors of the Board of Directors for election by the holders of Class B Common Stock.  Mr. William J. Barrett is the father of Mr. Peter D. Barrett.

In addition to serving as directors, Messrs. Barrett and Gardner were executive officers of the Company (or its subsidiary) as of December 27, 2014.  Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Stockholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management, the nominees intend to serve the entire term for which election is sought.

Only ten nominees for director are named even though the Company’s bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors.  The proxies given by the Class A stockholders cannot be voted for more than three persons, and the proxies given by Class B stockholders cannot be voted for more than seven persons.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Herbert M. Gardner, 75

Chairman of the Board of the Company since 1979, Chief Executive Officer of the Company from 1979 to January 2011; President of the Company from June 1992 to February 2006; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers, from 1978 to 2002; Former Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, from 2000 to May 2013; Director of Chase Packaging Corporation, a development stage company, since 2001; former Director of Dawson Geophysical Company (formerly known as TGC Industries, Inc.), a company engaged in the geophysical services industry, from 1980 to February 2015; former Director of Nu-Horizons Electronics Corp., an electronics component distributor, from 1984 until 2011; and former Director of MKTG, Inc., a marketing and sales promotion company from 1997 until January 2010.  Mr. Gardner was selected to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations and markets, his acute business judgment, his strong leadership skills, and his long-standing relationship with the Company.

	1979	Chairman of the Board

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

William J. Barrett, 75

Secretary and Assistant Treasurer of the Company and a Director since 1979 and Executive Vice President (Long Range and Strategic Planning) of the Company since 2004; President of W. J. Barrett Associates, Inc., an investment banking firm, since June 2009; President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers, from 1978 to 2002; Chairman of the Board and Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company from 2000 to May 2012; Director of Dawson Geophysical Company (formerly known as TGC Industries, Inc.), a company engaged in the geophysical services industry, since 1980; Director of Chase Packaging Corporation, a development stage company, since 2001; Director of Babson Corporate Investors, a closed-end investment company, since July 2006; and Director of Babson Participation Investors, a closed-end investment company, since July of 2006.  Mr. Barrett brings to the Board of Directors of the Company keen business and financial judgment and an extraordinary understanding of the Company’s business, history, and organization, as well as extensive leadership experience.  Mr. Barrett is the father of Peter D. Barrett.

	1979	Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer, Secretary, and Director

Peter D. Barrett, 45

Director of the Company since 2014; Mr. Barrett has been with Smoker Craft, Inc., a manufacturer of pontoon and fishing boats, for nineteen years, most recently serving as Senior Vice President of Marketing and Corporate Development (since 2008), and serving as Director since 2007.  Prior to this position, Mr. Barrett served in positions of increasing responsibility with Smoker Craft and Starcraft Marine, LLC, a company that was later combined into Smoker Craft.  Mr. Barrett was selected to serve as a director of the Company due to his experience as a director of a manufacturing company and his experience in sales, marketing, and product development. Mr. Barrett is the son of William J. Barrett.

	n/a	Director

Robert J. Campbell, 83

Director of the Company since 1979; Retired Chief Executive Officer of Dawson Geophysical Company (“Dawson”) (formerly known as TGC Industries, Inc.), a company engaged in the geophysical services industry from March 1996 to December 1998; Vice Chairman of the Board and Chief Executive Officer of Dawson from July 1993 through March 1996; Chairman of the Board and Chief

	n/a	Director

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Executive Officer of Dawson from July 1986 to July 1993; and prior to such time, President and Chief Executive Officer of Dawson for more than five years.  Mr. Campbell’s qualifications to serve as a director of the Company include his extensive management experience and knowledge of its business, his business acumen and his experience as chief executive officer of another public company.

Edward L. Flynn, 80

Director of the Company since 2007; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of Dawson Geophysical Company (formerly known as TGC Industries, Inc.), a company engaged in the geophysical services industry, from 1999 to February 2015; Director of Chase Packaging Corporation, a development stage company since 2007; and Director of Biojet Medical, a medical device company since 2007.  Mr. Flynn is an experienced leader of major organizations and brings to the Board of Directors of the Company strong executive management skills and experience serving on the boards of other public companies.

	n/a	Director

Arthur J. Gajarsa, 74

Director of the Company since July 2012; Since January of 2013, Senior Counsel at the law firm of Wilmer, Cutler, Pickering, Hale and Dorr; Chairman of the Board of Trustees of Rensselaer Polytechnic Institute since 2011, Vice Chairman from 1998 to 2010, and Trustee since 1994; Director of Georgetown University Board of Directors from 1996 to 2008, and Chairman of the Audit Committee, the Law Committee, and a member of the Executive Committee from 2002 to 2008; U.S. Circuit Judge for the U.S. Court of Appeals for the Federal Circuit from 1997 to 2012.  Prior to his judicial appointment, Judge Gajarsa served as Senior Partner at Joseph, Gajarsa, McDermott & Reiner, P.C., and previously served as Special Counsel to the Secretary of the Interior and Commissioner of Indian Affairs.  He also worked at the Department of Commerce at the USPTO and worked as a systems analyst at the Department of Defense.  Judge Gajarsa provides the Board insight and experience in the areas of legal compliance, corporate mergers and acquisitions, commercial litigation, international trade, and intellectual property.

	n/a	Director

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Thomas B. Hogan, Jr., 69

Director of the Company since June 2012; Director of Aerial Holding, Inc., formerly Pictometry International Corporation, since 2006, and Chairman of the Audit Committee since 2006; Director of Provident Bank of New Jersey since 2010, Chairman of the Audit Committee since 2011, and member of the Compensation Committee since 2013; Chief Operating Officer, Northeast Practice, Deloite & Touche, from 2003 to 2006.  In previous years he served as the Managing Partner of the Rochester, Pittsburgh, St. Louis and New Jersey offices of that firm.  From 2007 until it was sold in 2008, he was a director of Energy East Corporation, a public utility holding company which served New York, Connecticut, Massachusetts, Maine and New Hampshire.  Mr. Hogan had nearly 40 years of experience with the public accounting firm of Deloitte & Touche which makes him exceptionally qualified to advise the Board of Directors in accounting and financial matters.  Mr. Hogan qualifies as an “audit committee financial expert” under guidelines of the Securities and Exchange Commission.

	n/a	Director

Mark C. Neilson, 56

Director of the Company since 2003; President/Founder of Accretive CFO Services of San Diego LLC and Accretive LLC (Indiana), a financial consulting services firm since December 2010; Partner, Tatum, LLC, a financial and technology consulting division of Spherion, from September 2005 to August 2010; Director of SmokerCraft, Inc., a manufacturer of pontoon and fishing boats, since December 2010; Chief Financial Officer of Towne Air Freight, Inc., an air freight trucking company, from April 2001 to February 2005; independent business consultant from November 1998 to March 2001; Chief Financial Officer of Therm-O-Lite, Inc., a manufacturer of interior insulated windows, from January 2000 through June 2009; and Chief Financial Officer and Director of Shelter Components Corporation, a supplier to the recreational vehicle industry, from March 1986 to October 1998.  Mr. Neilson was selected to serve as a director of the Company due to his extensive background in public accounting and auditing.  Mr. Neilson qualifies as an “audit committee financial expert” under guidelines of the Securities and Exchange Commission.

	n/a	Director

Mark D. Weber, 57

President, Chief Executive Officer and a Director of the Company from May of 2013.  From 2003 to 2013 Mr. Weber was the Group President of the Environmental Solutions Group of Federal Signal Corporation (NYSE: FSS), a global manufacturer of environmental cleaning equipment, emergency signaling systems and industrial warning equipment; prior to that he served in various executive positions with Federal Signal from 1996 and for seventeen years prior to that, in various positions with Cummins Engine Company (NYSE: CMI).  Mr. Weber was selected to serve as a director of the Company due to his extensive executive leadership, operational, and strategic experience.

	2013	President and Chief Executive Officer, Director

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Wayne A. Whitener, 63

Director of the Company since 2008; Executive Vice Chairman of Dawson Geophysical Company (“Dawson”) (formerly TGC Industries, Inc.), a company engaged in the geophysical services industry, from February 2015; Director of Dawson, since 1984; President of Dawson from July 1986 to February 2015; Chief Executive Officer of Dawson from January 1999 to February 2015; Chief Operating Officer of Dawson from July 1986 to December 1998; President of Tidelands Geophysical Co., Inc., a wholly-owned subsidiary of Dawson, from 1987 to February 2015; and Director of Chase Packaging Corporation, a development stage company since 2009.  As the former principal executive officer of another publicly held company, Mr. Whitener provides valuable insight and guidance on the issues of corporate strategy and risk management.

	n/a	Director

The Board of Directors recommends a vote FOR Proposal No. 1.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Matthew W. Long, 53

Chief Financial Officer, Treasurer, and Assistant Secretary since April 2011.  Interim Chief Executive Officer from March 2012 to May 2013.  From June 2003 until February 2011, Treasurer of CTS Corporation, a manufacturer of electronic components and sensors and supplier of electronics manufacturing services.  Assistant Treasurer of CTS from December 2000 until May 2003.  Previously, he held a variety of accounting positions for Emerson Electric, General Housewares/Chicago Cutlery, and United Technologies.

Chief Financial Officer, Treasurer, and Assistant Secretary

Michael L. Oium, 54

Vice President, Operations since October of 2011.  From February 2011 to October 2011, Vice President, Sourcing.  General Manager, Supreme Truck Bodies of California, Incorporated’s truck body plant, from 1997 to 2011.  Prior to Supreme, Mr. Oium spent twelve years in progressively more responsible positions with Morgan Corporation and four years with Lear Corporation.

Vice President, Operations

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of Common Stock. Based solely upon a review of copies of such reports furnished to the Company and written representations provided to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, executive officers, and ten percent (10%) stockholders during 2014 with the following exceptions due to administrative oversight:  Michael Oium reported (i) three transactions late in a Form 4; (ii) three transactions late in a Form 4/A and (iii) two transactions late in a Form 4/A.

BOARD OF DIRECTORS

Board Leadership Structure

As a holding company, Supreme Industries, Inc. (NYSE MKT: STS), is uniquely structured in that it has very few officers and is designed to have its business operations conducted on a day-to-day basis by management of Supreme Corporation (“Supreme”), its wholly-owned and principal operating subsidiary, which is the source of virtually all of its revenues and business expenses.  The primary role of the holding company is to facilitate capital markets financing transactions, mergers and acquisitions, and other long-range strategies.

We have concluded that six independent directors, representing a majority of our board of directors, is appropriate given the size of our business, but enables the Company to obtain the benefits of diverse expertise, skill sets, and backgrounds for proper governance of the Company.  The Company has two committees - the Audit Committee and the Compensation Committee.  The Audit Committee and the Compensation Committee are comprised solely of independent directors.  Our Audit Committee Charter and our Compensation Committee Charter are available at our website www.supremecorp.com.  Nomination of directors is determined by the independent directors.  Matters relating to other governance issues are managed by the Board of Directors.  This structure enables effective communication among the directors by utilizing their participation in all of the critical areas of governance including risk oversight and interaction with management.  The Board of Directors adopted a policy which provides for our independent directors to rotate the chairing of the periodic meetings of independent directors so that each of the directors will have an opportunity to set the agenda and chair the meeting.  This results in there being no need to designate a lead director at present, but the Board of Directors retains the ability to modify this structure if circumstances warrant.

Our Board of Directors and principal executive officers have significant ownership of the equity securities of the Company.  As a result, the Board of Directors believes that management focuses on both the short- and long-term objectives of the Company with neither being disadvantaged by the other. Management bonuses each year are tied to the profitability of Supreme and also to the future values of the Company’s equity securities through options and common share ownership.  As a result, the Board of Directors has concluded that the incentive promoting structure of the Company does not promote risks that are inappropriate for the operation of the business.

The Board of Directors has assessed the composition of the Board and has concluded that the Board has the appropriate mix of business experience and skills to address effectively the Company’s business needs and challenges.  In view of the small size of the Board of Directors, there are no membership requirements based on race or gender.  However, we believe that our Board of Directors does have a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s stockholders.

Independence

The Board of Directors has determined that the following six directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent” within the meaning of the NYSE MKT director independence standards:  Robert J. Campbell, Edward L. Flynn, Thomas B. Hogan, Jr., Arthur J. Gajarsa, Mark C. Neilson, and Wayne A. Whitener.

Committees

The Audit Committee is comprised of Messrs. Hogan (Chairman), Neilson, Campbell, and Flynn.  The Audit Committee met nine times during 2014.  The purpose and functions of the Audit Committee are to: (i) appoint or terminate the independent auditors; (ii) evaluate and determine compensation of the independent auditors; (iii) review the scope of the audit proposed by the independent auditors; (iv) review quarterly condensed consolidated financial statements and the annual audited consolidated financial statements prior to issuance; (v) consult with the independent auditors on matters relating to internal financial controls and procedures; and (vi) make appropriate reports and recommendations to the Board of Directors.  In carrying out the functions of the Audit Committee, the members of the Audit Committee rely on an Audit Committee Charter.

The Compensation Committee is comprised of Messrs. Gajarsa (Chairman), Campbell, Flynn, and Neilson.  The Compensation Committee met three times during 2014. The purpose and functions of the Compensation Committee are to: (i) assist the Board in the discharge of its fiduciary responsibilities relating to the determination and execution of the Company’s compensation philosophy as it pertains to the fair and competitive compensation of the Company’s executive officers; (ii) provide overall guidance with respect to the establishment, maintenance, and administration of the Company’s compensation programs, including stock and benefit plans; and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs.  The Compensation Committee will periodically review the levels of compensation, perquisites, and other personal benefits provided by the Company to insure that compensation levels are reasonable, fair, and competitive.  In carrying out the functions of the Compensation Committee, the members of the Compensation Committee rely on a Compensation Committee Charter.

The Compensation Committee has available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain independent compensation consultants and other expert advisors.  In addition, the Compensation Committee sometimes utilizes survey information provided by compensation consultants in recommending compensation levels.

In 2012, the Compensation Committee retained the services of Hay Group, a global management consulting firm, for assistance in setting the 2013 compensation packages for senior executives, including Messrs. Long and Oium.  The Hay Group examined the applicable positions and provided pay comparisons for similarly situated chief financial officers, and vice presidents with responsibility for operations, including items such as base salary, incentive pay, and customary perquisites.  Those recommendations were provided to the Compensation Committee, which used them as a guideline in setting the amount of total compensation for Messrs. Long and Oium, and in determining how total potential compensation should be allocated across the different elements of compensation.  The Compensation Committee does not follow a definitive policy when determining the mix of, and structure for, total compensation.  Rather, it considers factors such as achievement of corporate and individual goals, level of experience, responsibilities, demonstrated performance, time with the Company, retention considerations, and any other consideration it deems relevant.  The Compensation Committee does, however, endeavor to ensure that an appropriate amount of compensation is paid in the form of equity so as to ensure that the interests of executives align with the interests of the Company’s stockholders.  The Board also retained the services of the Hay Group in 2013 for assistance in setting a compensation package for Mr. Weber when he was retained as President and CEO.  Their recommendations were provided in a framework similar to that used in setting the compensation of other senior executives, and were provided to the Executive Search Committee and the full Board for use as guidelines in negotiating and approving Mr. Weber’s employment agreement.

In setting 2014 compensation, the Compensation Committee did not perform a full executive compensation study. Instead, utilizing information provided by the Hay Group, the Compensation Committee determined that a 3% increase over 2013 base salary would be appropriate for Messrs. Long and Oium.  Mr. Weber’s base salary was not adjusted at that time because he had less than a full year of tenure in his position.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis, and there is no need for the added formality of a Nominating Committee.  In carrying out the functions of a Nominating Committee, the independent directors do not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of skills, opinions, perspectives, professional experiences, education and backgrounds, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive, and the independent directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not have any specific skills that they believe are necessary for any individual director to possess. Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the independent directors have not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

Meetings

During the year ended December 27, 2014, the Board of Directors held six special meetings, and two meetings of independent directors, in addition to its regular meeting.  All of the directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Company encourages all directors to attend its Annual Meeting of Stockholders.  Except for Mr. Hogan, who did not attend due to illness, and Mr. Campbell, who attended telephonically, all of the directors attended the Annual Meeting of Stockholders held in May of 2014 in person.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  The code has been posted in the Investor Relations section of the Company’s website, www.supremecorp.com.

Stockholder Communications

The Company has established a process for stockholders to send their communications to the Board of Directors. Any stockholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Chief Executive Officer of the Company c/o Chief Executive Officer, Supreme Industries, Inc., 2581 East Kercher Road, P.O. Box 237, Goshen, Indiana 46528.  The Chief Executive Officer will submit all stockholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contributions, or a communication of a similar nature. A stockholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Chief Executive Officer will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such stockholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contributions, or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a stockholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm (“independent auditors”) and management to review accounting, auditing, internal controls, and financial reporting matters.  The Audit Committee Charter is available on the Company’s website, www.supremecorp.com.

The members of the Audit Committee are “independent” as defined in Sections 803.A. and 803.B. of the listing standards of the NYSE MKT and Rule 10A-3(b)(1) under the Exchange Act.  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  The Board of Directors has determined that Messrs. Hogan and Neilson qualify as “Audit Committee Financial Experts” as defined in the regulations promulgated under the Exchange Act, and their experience and backgrounds are described in the biographical data under Proposal No. 1.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.  The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2014 Annual Report to Stockholders.  Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management and; (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Crowe Horwath LLP, the Company’s Independent Registered Public Accounting Firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”).  Auditing Standard No. 16 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to: (i) their responsibility under auditing standards of the PCAOB (United States); (ii) significant accounting policies; (iii) management’s judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Crowe Horwath LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Crowe Horwath LLP and the Company which, in their professional judgment, may reasonably be thought to bear on their independence.  Crowe Horwath LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2014 Annual Report to Stockholders, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America.  That is the responsibility of management and the Company’s independent auditors.  In giving our recommendation to the Board of Directors, we have relied on: (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The Audit Committee:

Thomas B. Hogan, Jr. (Chair)
Robert J. Campbell
Edward L. Flynn
Mark C. Neilson

PRINCIPAL ACCOUNTING FEES AND SERVICES

The accounting firm of Crowe Horwath LLP (“Crowe Horwath”) served as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 27, 2014.  Crowe Horwath has served as auditors for the Company since October 9, 2001.

Audit Fees.  The aggregate fees billed for professional services rendered by Crowe Horwath for the audit of our annual financial statements and preissuance reviews of the financial statements included in our quarterly reports on Form 10-Q were $254,500 for fiscal 2014 and $245,000 for fiscal 2013.

Audit-Related Fees.  The aggregate fees billed for professional services by Crowe Horwath for assurance and related services reasonably related to the audit and review services described under “Audit Fees” above were $10,875 for fiscal 2014 and $10,475 for fiscal 2013.  The amounts shown consist of fees for benefit plan audits and other various assurance services.

Tax Fees.  The aggregate fees billed for professional services by Crowe Horwath for tax compliance, tax advice, and tax planning services were $155,040 for fiscal 2014 and $189,305 for fiscal 2013.

All Other Fees.  The aggregate fees billed for professional services by Crowe Horwath for services other than those described above were $7,600 for fiscal 2014 and $0 for fiscal 2013.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual audit of the Company’s consolidated financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Exchange Act, as amended, to management.  Other than $20,000 billed in April 2015, which sum is included in the $254,500 2014 Audit Fees disclosed above, the Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal year ended December 27, 2014, as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the providing of non-audit services has been compatible with maintaining the independent auditor’s independence and has advised the Company that, in its opinion, the activities performed by Crowe Horwath on the Company’s behalf were compatible with maintaining the independence of such auditors.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”) during the last completed fiscal year.  As discussed below in the section titled “Employment Contracts,” the Company has entered into employment contracts with Messrs. Weber and Long.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Non-Equity	Nonqualified
				Stock		Incentive Plan	Deferred	All Other
				Awards	Option	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus	(2)	Awards	(3)	Earnings	(4)	Total
Mark D. Weber (1)	2014	$395,000	$—	$144,150	$—	$109,744	$—	$19,115	$668,009
Chief Executive Officer	2013	$250,673	$—	$395,000	$—	$144,150	$—	$103,130	$892,953

Matthew W. Long	2014	$243,337	$10,000	$93,698	$—	$46,464	$—	$15,759	$409,258
Chief Financial Officer	2013	$237,081	$—	$95,681	$—	$93,698	$—	$16,591	$443,051

Michael L. Oium	2014	$206,000	$—	$67,947	$—	$33,716	$—	$15,116	$322,779
Vice President, Operations	2013	$200,577	$—	$67,433	$—	$67,947	$—	$5,275	$341,232

(1)         Mr. Weber joined the Company as Chief Executive Officer of the Company on May 6, 2013.

(2)         The amounts in column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 2012 Long Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s consolidated financial statements for the fiscal year ended December 27, 2014, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015.

(3)         2014 payments represent performance payments earned in 2014 pursuant to the Company’s 2014 Cash and Equity Bonus Plan. 2013 payments represent performance payments earned in 2013 pursuant to the Company’s 2013 Cash and Equity Bonus Plan.

(4)         Significant amounts are itemized in the following table.

All Other Compensation

			Housing and		Total
		Auto	Relocation		All Other
	Year	Allowance	Expenses	Other	Compensation
Mark D. Weber (1)	2014	$12,000	$—	$7,115	$19,115
Chief Executive Officer	2013	$11,415	$72,770	$18,945	$103,130

Matthew W. Long (2)	2014	$12,000	$—	$3,759	$15,759
Chief Financial Officer	2013	$12,000	$—	$4,591	$16,591

Michael L. Oium (3)	2014	$8,550	$—	$6,566	$15,116
Vice President, Operations	2013	$687	$—	$4,588	$5,275

(1)         For Mr. Weber in 2014, auto allowance, Supreme match under the 401(k) Plan, and group term life perquisite. For Mr. Weber in 2013, a relocation bonus of $60,000, legal expense of $16,609 related to Mr. Weber’s hiring, auto allowance, temporary housing costs, mileage, moving costs, closing costs, COBRA reimbursement, and group term life perquisite.

(2)         For Mr. Long, auto allowance, Supreme match under the 401(k) Plan, and group term life perquisite.

(3)         For Mr. Oium, auto allowance, Supreme match under the 401(k) Plan, and group term life perquisite.

Outstanding Equity Awards At Fiscal Year End

The following table provides information concerning the stock options and restricted stock awards held by the Named Executive Officers at December 27, 2014.

Outstanding Equity Awards At Fiscal Year End

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mark D. Weber (1)					61,719	$472,768	28,362	$217,250
					20,982	$160,722

Matthew W. Long (2)					18,350	$140,561	12,008	$91,981
					13,638	$104,467

Michael L. Oium (3)					12,932	$99,059	8,713	$66,744
					9,890	$75,757
	1,589	—	$1.35	10/27/2015
	11,550	—	$1.48	6/25/2016
	18,900	—	$2.12	9/30/2017

(1)         Mr. Weber was issued 92,578 shares of restricted stock on May 6, 2013. On May 6, 2014, 33% of these shares of restricted stock vested.  The remainder of these shares of restricted stock will vest 33% on May 6, 2015 and 34% on May 6, 2016 (provided Mr. Weber remains employed by the Company at those dates). Also, Mr. Weber was issued 20,982 shares of restricted stock on March 3, 2014.  On March 3, 2015, 33% of these shares of restricted stock vested.  The remainder of these shares of restricted stock will vest 33% on March 3, 2016 and 34% on March 3, 2017 (provided Mr. Weber remains employed by the Company at those dates).  Mr. Weber has full voting and dividend rights on all of his shares of restricted stock.

(2)         Mr. Long was issued 27,524 shares of restricted stock on February 19, 2013. On each of February 19, 2014 and February 19, 2015, 33% of these shares of restricted stock vested.  The remaining 34% of these shares of restricted stock will vest on February 19, 2016 (provided Mr. Long remains employed by the Company at that date).  Also, Mr. Long was issued 13,638 shares of restricted stock on March 3, 2014.  On March 3, 2015, 33% of these shares of restricted stock vested.  The remainder of these shares of restricted stock will vest 33% on March 3, 2016 and 34% on March 3, 2017 (provided Mr. Long remains employed by the Company at those dates).  Mr. Long has full voting and dividend rights on all of his shares of restricted stock.

(3)         Mr. Oium was issued 19,398 shares of restricted stock on February 19, 2013. On each of February 19, 2014 and February 19, 2015, 33% of these shares of restricted stock vested.  The remaining 34% of these shares of restricted stock will vest on February 19, 2016 (provided Mr. Oium remains employed by the Company at that date).  Also, Mr. Oium was issued 9,890 shares of restricted stock on March 3, 2014.  On March 3, 2015, 33% of these shares of restricted stock vested.  The remainder of these shares of restricted stock will vest 33% on March 3, 2016 and 34% on March 3, 2017 (provided Mr. Oium remains employed by the Company at those dates). Mr. Oium has full voting and dividend rights on all of his shares of restricted stock.

NARRATIVE DESCRIPTION OF COMPENSATION ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries describe potential payments payable to our Named Executive Officers upon termination of employment or a change in control.  The actual payments to Named Executive Officers are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates as well as the discretion of the Board of Directors or a committee designated by the Board of Directors.

The 2012 Long-Term Incentive Plan

The Company’s 2012 Long-Term Incentive Plan does not provide for automatic acceleration of vesting of awards upon termination of employment of the Named Executive Officers or a change in control of the Company. However, the restricted stock award agreements that the Company entered into with the Named Executive Officers provide that all shares of restricted stock will automatically accelerate in full upon the occurrence of a “change in control” (as defined in the 2012 Long-Term Incentive Plan) or upon the death or disability of such Named Executive Officer.

The Amended and Restated 2004 Stock Option Plan

The Company’s Amended and Restated 2004 Stock Option Plan provides that upon the effective date of a “change in control” (as defined in the Amended and Restated 2004 Stock Option Plan), all options will become immediately exercisable.  In addition, upon the Named Executive Officer’s death or disability, any options that would have become exercisable had the Named Executive Officer remained employed through the vesting date immediately following the date of his death or disability will become immediately exercisable.  The Amended and Restated 2004 Stock Option Plan also provides that if vesting is based upon the attainment of one or more “performance goals” (as defined in the Amended and Restated 2004 Stock Option Plan), the pro-rata portion of the Named Executive Officer’s options that would have become exercisable had he or she remained employed through the vesting date immediately following the date of his or her death or disability (or such other date as may be determined by the Compensation Committee in its sole discretion) will become immediately exercisable.

The 2001 Stock Option Plan

The terms of the 2001 Stock Option Plan are substantially similar.  Although this plan does not provide for acceleration of vesting upon termination of a Named Executive Officer, the 2001 Stock Option Plan provides for varying time periods for the exercise of options, which time periods are based on the manner in which the Named Executive Officer has been terminated. Under this plan, if a Named Executive Officer voluntarily terminates his or her employment or is terminated for “cause” (as defined in the 2001 Stock Option Plan), then the portion of an option that remains unexercised, including that portion that is not yet exercisable, at the time of the Named Executive Officer’s termination of employment, will terminate and cease to be exercisable immediately upon such termination.  If the Named Executive Officer is terminated without cause, then he or she will have the right for 30 days following such termination to exercise any options that are exercisable as of the date of such termination, and thereafter any remaining options will terminate and cease to be exercisable. If the Named Executive Officer ceases to be employed due to disability, then he or she will have the right for 90 days after the date of termination to exercise any options that are exercisable on the date of his or her termination of employment, and thereafter any remaining options will terminate and cease to be exercisable.  If the Named Executive Officer’s employment is terminated due to death, then his or her legal representatives will have six months following the date of the Named Executive Officer’s death to exercise any options that are exercisable on the date of his or her death, and thereafter any remaining options will terminate and cease to be exercisable.

The 2014 Cash and Equity Bonus Plan

During 2014, the Company established the 2014 Cash and Equity Bonus Plan (the “Bonus Plan”), the equity portions of which were established pursuant to the Company’s 2012 Long Term Incentive Plan.  The Bonus Plan is intended to provide financial incentives to executives and other key employees of the Company through the use of “at risk” variable pay tied to specific performance goals.  Participants in the Bonus Plan, including Messrs. Weber, Long, and Oium had the opportunity to earn a bonus paid out in the form of cash, as well as a bonus paid out in the form of equity, for the attainment of specified goals during the 2014 fiscal year.

With respect to Mr. Weber, the Compensation Committee made recommendations to the Company’s Board of Directors, which then acted to establish his target award, quantitative performance goals, and qualitative performance goals.  The Compensation Committee establishes target awards, quantitative and qualitative goals for the other participants.

Mr. Weber’s cash target award was 55% of his base salary amount.  His equity target was also 55% of his base salary amount.  Mr. Long’s cash target award was 37.8% of his base salary amount.  His equity target was also 37.8% of his base salary amount.  Mr. Oium’s cash target award was 32.4% of his base salary amount.  His equity target was also 32.4% of his base salary amount.

Quantitative target goals selected for Messrs. Weber, Long, and Oium included:

•                  Net sales growth of seven percent (7%) compared to fiscal 2013, adjusted to exclude the effects of the bus division;

•                  Pre-tax income of $22,919,000; and

•                  Primary working capital as a percentage of sales at 15.4%.

Quantitative goal achievement was weighted one-third for each goal.

Qualitative goals selected included:

•                  Full implementation of standard cost system and use of perpetual inventory accounting;

•                  Bills of Materials completed with standard labor hours assigned;

•                  Truck: July 31, 2014;

•                  SSV: September 30, 2014;

•                  Successful divestiture or liquidation of Supreme’s bus division; and

•                  Successful completion of three (3) personal goals.

Qualitative goal achievement weighted these qualitative goals one-third each, with the third goal further subdivided into one-third attainment for each personal goal.

Award achievement was weighted so that quantitative performance goals accounted for two-thirds and qualitative performance goals accounted for one-third of the total award.  Participants could earn from 0% to 125% of his target for achievement of quantitative goals and could earn from 0% to 100% of his target for achievement of qualitative goals.

In March of 2015, after completion of the Company’s fiscal year, the Compensation Committee met to certify performance goal attainment and determined the award payable to each participant.  It was determined that award attainment for Messrs. Weber, Long, and Oium was 50.51% of target.

Mr. Weber received a lump sum cash payment in the amount of $109,744 and an equity award grant of 13,019 restricted shares of Company stock on March 3, 2015.  Mr. Long received a lump sum cash payment in the amount of $46,464 and an equity award grant of 5,512 restricted shares of Company stock on March 3, 2015.  Mr. Oium received a lump sum cash payment in the amount of $33,716 and an equity award grant of 4,000 restricted shares of Company stock on March 3, 2015.  These restricted shares will vest in three equal increments on March 3, 2016, 2017, and 2018.  Under the terms of the 2012 Long Term Incentive Plan, should these executives terminate their employment with the Company, any unvested portion of their restricted stock awards will be forfeited.  Under the terms of their award agreements, and consistent with the terms of the plan, should any change in control of the Company occur, vesting of their awards will immediately accelerate.  The plan does have a recoupment feature, meaning that if the Board learns of any intentional misconduct by a participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the participant to reimburse the Company for the difference between any awards paid to the participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the participant would have earned as awards under the Bonus Plan based on the financial results as restated.

Ownership Transaction Incentive Plan

The Company’s Ownership Transaction Incentive Plan (the “OTIP”) provides that, upon a “change of control” (as defined in the OTIP), certain employees of the Company are entitled to receive a percentage of the difference between the per share value of the total cash proceeds or the per share fair market value of any other consideration received by the Company or the Company’s stockholders in connection with a change of control minus $2.50 (such amount being the “Value”) as described below with such amount then being multiplied by the number of outstanding shares of common stock of the Company immediately prior to the change of control.  The aggregate amount of payments to be made under the OTIP is equal to the number of outstanding shares of common stock immediately prior to the change of control multiplied by the sum of (i) 7% multiplied by the Value until the Value reaches $5.00, plus (ii) 8% multiplied by the amount of any Value above $5.00 and up to $7.00, plus (iii) 9% multiplied by the amount of any Value above $7.00.  For example, if a change of control occurs in which the Company’s common stock is sold for $9.00 per share, then the aggregate amount of payments to be made is equal to the number of outstanding shares of common stock immediately prior to the change of control multiplied by $0.52 (which is the sum of (i) 7% multiplied by $2.50 (the Value up to $5.00); (ii) 8% multiplied by $2.00 (the Value between $5.00 and $7.00) and (iii) 9% multiplied by $2.00 (the Value over $7.00)).  Certain employees are eligible to participate in the OTIP upon a change of control.

Mr. Weber is a participant in the OTIP and his aggregate share is 23.75% of the bonus pool.  Mr. Long is a participant in the OTIP and his aggregate share is 17% of the bonus pool.  Mr. Oium is a participant in the OTIP and his aggregate share is 11.75% of the bonus pool.  If prior to a change of control, any of the current participants in the OTIP resign from the Company or are terminated for “cause” (as defined in the OTIP), such participant shall immediately forfeit any rights to receive payment under the OTIP.  If prior to a change of control, any of the current participants in the OTIP are terminated without cause, such participant’s right to receive a percentage of the aggregate amount described above upon a change of control shall be forfeited six months after the termination without cause.

Mark Weber’s Employment Agreement

In connection with naming Mr. Weber as President and Chief Executive Officer, the Company entered into an employment agreement (the “Weber Employment Agreement”) with him.  The term of the Weber Employment Agreement is from May 6, 2013, to May 5, 2016, with an automatic renewal for successive one (1) year periods unless either party provides notice of non-renewal at least 90 days prior to the end of the term then in effect.  The agreement calls for Mr. Weber to receive a monthly base salary of at least $32,916.67 and a car allowance of $1,000 per month.  Per the agreement, Mr. Weber received an initial grant of the Company’s restricted stock having an aggregate fair market value on the date of grant of $395,000 with the restricted stock vesting equally over three (3) years.  The agreement also permitted Mr. Weber a relocation bonus of $60,000.  For each post-2013 year during his term of employment, based on achieving performance goals to be set in the future, Mr. Weber will receive a grant of equity having an aggregate fair market value on the date of the grant up to 55% of his annual base salary with such grant vesting equally over three (3) years. For 2014, as discussed above, Mr. Weber was entitled to receive an annual bonus opportunity of up to 55% of his base salary payable if certain performance standards were met under the Bonus Plan.  As discussed above, the agreement entitles Mr. Weber to participate in the OTIP.

If Mr. Weber is terminated by the Company other than for “cause,” as defined in the Weber Employment Agreement, or Mr. Weber terminates his employment for “good reason,” as defined in the Weber Employment Agreement, he will receive payment of twelve (12) months’ base salary for the year of termination plus a prorated bonus for the year of termination payable at the same time as bonuses would otherwise be payable under the Company’s Bonus Plan (subject to achievement of applicable performance goals).

The Weber Employment Agreement contains a covenant not to compete which provides that, during Mr. Weber’s employment with the Company and during a period of one year following the cessation of Mr. Weber’s employment with the Company, Mr. Weber shall not, directly or indirectly for himself or on behalf of any other person or business entity, engage in any capacity with a competing business, as defined in the Weber Employment Agreement.  This covenant not to compete is bounded by the territorial limits of the United States.

Matthew W. Long’s Employment Agreement

On December 29, 2011, the Company entered into an employment agreement (the “Long Employment Agreement”) with its Chief Financial Officer, Treasurer, and Assistant Secretary, Matthew W. Long.  Under the Long Employment Agreement, Mr. Long was to receive a base annual salary of $225,000, less applicable taxes and other legal withholdings.  Mr. Long’s employment is on an “at-will” basis.  However, he must provide the Company with 60 days’ advance notice of his resignation.   In the event that (i) there is a “change of control” of the Company, as defined in the Long Employment Agreement, or change in the Company’s President, prior to April 17, 2016 that directly results in the involuntary termination of Mr. Long’s employment, or Mr. Long is terminated by the Company other than for “cause,” as defined in the Long Employment Agreement, or Mr. Long terminates his employment for “good reason,” as defined in the Long Employment Agreement, he will receive an amount equal to one year’s base salary as of the time of termination, less applicable taxes and other legal withholdings (“Severance”).  To receive the Severance, Mr. Long must sign a Termination, Severance and Release Agreement (“Severance Agreement”) substantially in the form attached as Exhibit “A” to the Long Employment Agreement and return such Severance Agreement to the Company within 50 days of the Company’s provision of the Severance Agreement to him.

The Long Employment Agreement contains a covenant not to compete which provides that, during Mr. Long’s employment with the Company and during a period of one year following the cessation of Mr. Long’s employment with the Company, Mr. Long shall not, directly or indirectly for himself or on behalf of any other person or business entity, engage in any capacity with a competing business, as defined in the Long Employment Agreement.  This covenant not to compete is limited to a territory consisting of those counties (or similar political subdivisions) in which Mr. Long performed services during his employment with the Company, in which he received the Company’s confidential information, in which an office of the Company is located for which Mr. Long had supervisory or managerial responsibilities, or in which any Company office is located that was Mr. Long’s primary office or an office from which he regularly worked during his employment with the Company.

DIRECTOR COMPENSATION

Outside directors are compensated with a combination of cash and equity.  An annual cash retainer of $18,000 is paid to each outside director and made in quarterly installments.  Outside directors receive additional compensation based on their involvement with the committees of the Board of Directors.  The Chairman of the Audit Committee is paid a $10,000 annual retainer. The other Audit Committee members each receive a $5,000 annual retainer.  The Chairman of the Compensation Committee is paid a $7,500 annual retainer.  The other Compensation Committee members each receive a $3,750 annual retainer.  Outside directors are also paid $1,000 for each Board, Audit Committee, Compensation Committee, or special committee meeting attended.  An annual stock award is paid to each outside director equal to $27,500 divided by the closing sales price of such stock on the business day immediately preceding the grant date.  This grant is made in quarterly increments.  Additionally, each director is reimbursed for out-of-pocket expenses incurred in attending board or committee meetings.

The following table summarizes the compensation earned by directors during fiscal year 2014:

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total

Robert J. Campbell	$43,752	$27,500	$—	$71,252
Mark C. Neilson	$43,752	$27,500	$—	$71,252
Edward L. Flynn	$42,502	$27,500	$—	$70,002
Thomas B. Hogan, Jr.	$42,000	$27,500	$—	$69,500
Arthur J. Gajarsa	$32,500	$27,500	$—	$60,000
Wayne A. Whitener	$23,000	$27,500	$—	$50,500
Peter D. Barrett	$14,720	$13,750	$—	$28,470
William J. Barrett(2)	$278,786	$—	$—	$278,786
Herbert M. Gardner(2)	$308,855	$—	$—	$308,855

(1)         The amounts in column (c) reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB Topic 718.  These stock awards were valued on the basis of the market value of the Company’s Class A Common Stock on the business day immediately preceding the date awarded.

(2)         Messrs. Barrett and Gardner receive compensation per the terms of their employment agreements and do not receive any additional compensation for their service as directors of the Company.  The employment agreements for Messrs. Barrett and Gardner are described below.  Mr. Weber receives compensation under the terms of his employment agreement and the other executive compensation programs of the Company and does not receive any additional compensation for his service as a director of the Company.  Mr. Weber’s compensation is disclosed in the Summary Compensation table above and a description of Mr. Weber’s employment agreement appears under the section entitled “Narrative Description of Compensation Arrangements and Potential Payments upon Termination or Change in Control” above.

Herbert M. Gardner’s Employment Contract

The Board approved an Amended and Restated Employment Contract (the “Gardner Employment Contract”) between the Company and Mr. Herbert M. Gardner effective January 1, 2005.  The Gardner Employment Contract is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Gardner Employment Contract provides for Mr. Gardner to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000; and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

Under the Gardner Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates the Gardner Employment Contract for “good reason” (as such terms are defined in the Gardner Employment Contract), then Mr. Gardner or his dependents will be paid his base salary for the remainder of the term of the Gardner Employment Contract and the “proportionate share” of his targeted bonus.  The Gardner Employment Contract defines Mr. Gardner’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of the Gardner Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Gardner is terminated (other than for cause), he will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, vision benefit, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Gardner is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Gardner for gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under the Gardner Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to the Gardner Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Gardner on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

William J. Barrett’s Employment Contract

The Board approved an Amended and Restated Employment Contract (the “Barrett Employment Contract”) between the Company and Mr. William J. Barrett, Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer, and Secretary of the Company, effective January 1, 2005.  The Barrett Employment Contract is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Barrett Employment Contract provides for Mr. Barrett to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000; and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

The terms of the Barrett Employment Contract are substantially similar to the Gardner Employment Contract.  Under the Barrett Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates the Barrett Employment Contract for “good reason” (as such terms are defined in the Barrett Employment Contract), then Mr. Barrett or his dependents will be paid his base salary for the remainder of the term of the Barrett Employment Contract and the “proportionate share” of his targeted bonus.  The Barrett Employment Contract defines Mr. Barrett’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of the Barrett Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Barrett is terminated (other than for cause), Mr. Barrett will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, vision benefit, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Barrett is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Barrett for the willful engagement of gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under the Barrett Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to his Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Barrett on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the 2012 Long Term Incentive Plan and the 2004 and 2001 Stock Option Plans which have been approved by the Board of Directors and ratified by the Company’s stockholders. There are no equity compensation plans which have not been approved by the Company’s stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	289,624	$2.58	631,370

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the named executive officers and its stockholders is for such officers to own a meaningful amount of the Company’s Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the Named Executive Officers under its 2012 Long Term Incentive Plan.

PROPOSAL NO. 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP to continue as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015.  In the event that ratification of this appointment of auditors is not approved by a majority of the combined shares of the Class A Common Stock and the Class B Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, then the Audit Committee will reconsider its appointment of independent auditors.  In this case, the Audit Committee may, in its discretion, continue the Company’s relationship with Crowe Horwath LLP.  In addition, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee believes that such an appointment would be in the best interests of the Company’s stockholders.

Representatives of Crowe Horwath LLP will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and also will be available to respond to appropriate questions at the Annual Meeting.  Proposal No. 2 is for the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2015.

The Board of Directors recommends a vote FOR Proposal No. 2.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s Annual Meeting of Stockholders in 2016 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 12, 2015, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Stockholders must provide written notice of director nominations or other proposals intended to be brought before the 2016 annual meeting not earlier than January 26, 2016 nor later than February 25, 2016. These procedures are for stockholder proposals submitted outside of the processes established in Rule 14a-8 of the Exchange Act.

FINANCIAL STATEMENTS

The Company’s Annual Report to Stockholders for the fiscal year ended December 27, 2014, accompanies this proxy statement.

0000242173_1 SUPREME INDUSTRIES, INC. 2581 E. KERCHER RD. GOSHEN, IN 46528 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Edward L. Flynn 02 Mark C. Neilson 03 Mark D. Weber For Against Abstain The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To ratify the selection of Crowe Horwath LLP as the Company's Independent Registered Public Accounting Firm. NOTE: To transact such other business as may properly come before the meeting and any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000242173_2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com . SUPREME INDUSTRIES, INC. 2581 East Kercher Road, Goshen, Indiana 46528 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark D. Weber and William J. Barrett, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Supreme Industries, Inc. (the Company) held of record by the undersigned on April 6, 2015, at the Annual Meeting of Stockholders to be held on May 6, 2015, or at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2. Continued and to be signed on reverse side